Exhibit 23.1



         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in Registration Statements Nos. 33-21246, 33-42280 and 33-67600 on Form S-8 of
         Crompton & Knowles Corporation of our report dated November 17, 1995 with regard to the financial statements of Uniroyal Chemical Corporation, included in Registration Statement No. 333-09337 of Crompton & Knowles Corporation on Form S-1.

         /s/ DELOITTE & TOUCHE LLP


         Stamford, Connecticut
         September 5, 1996